Exhibit 10.3   Employment Agreement

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated January 27 , 2006 (this "Agreement") by and between CHINA DIRECT TRADING CORPORATION, a Florida corporation ("CHDT"), COMPLETE POWER SOLUTIONS, LCC, a Florida limited liability company ("CPS") (collectively referred herein as "Employer"), and WILLIAM DATO, an individual ("Executive).
                                    RECITALS

         A. Concurrently with the execution and delivery of this Agreement, Executive has sold fifty-one percent (51%) of the member interests of CPS to CHDT pursuant to that certain Purchase Agreement dated January 27, 2006 (the "Purchase Agreement"). Capitalized terms used herein without definition have the meanings ascribed to them in the Purchase Agreement.

         B. Executive serves as President of CPS and Executive has contributed substantially to the success and growth of CPS and its business, and Employer desires to employ Executive to reinforce and encourage the continued success and growth of CPS and its business following the Closing.

         C. In connection with the Purchase Agreement, CHDT, Executive and CPS have entered into a limited liability company operating agreement of even date herewith (the "Operating Agreement") pursuant to which, among other things, Executive serves as a member of the board of managers of CPS and has the right to nominate and have elected a majority of the members of the Board of Managers of CPS.

         D. CPS desires to assure the continued services of Executive and the Executive desires to continue employment with CPS.

         E. In order to promote these goals, and in satisfaction of a condition to the consummation of the transactions contemplated by the Purchase Agreement, Employer and Executive have entered into this Agreement.


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         NOW,  THEREFORE,  in consideration of the foregoing  premises,  and the
mutual   promises  of  the  parties   hereto,   and  other  good  and   valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, each intending to be legally bound, agree as follows:

         1. RECITALS. The Recitals are true and correct and are hereby incorporated into this Agreement by this reference.

         2.       EMPLOYMENT; DUTIES; AND ACCEPTANCE.

                  2.1 Employment by the Company; Duties. On the terms and subject to the conditions set forth herein, Employer hereby agrees to employ Executive for a period beginning on the date hereof, and continuing for a period of five (5) years, unless earlier terminated as herein provided (the "Term"). During the Term, Executive shall serve in the capacities of President, Chief Executive Officer ("CEO") and a member of the Board of Managers of CPS and shall report to the Board of Directors of CHDT. Executive shall possess all power and authority to manage CPS which an individual holding the titles of President and CEO would normally possess.

                  2.2 Acceptance of Employment by Executive. Executive hereby accepts such employment and agrees to render the services and perform the duties described above. During the Term, Executive shall use his good faith and best efforts and judgment in performing Executive duties as required hereunder and shall act in the best interests of the Employer. Executive shall be employed full time by Employer and shall devote such time, attention and energies to the business of Employer as are reasonably necessary to satisfy Executive's required responsibilities and duties hereunder.

         3.       COMPENSATION AND OTHER BENEFITS.

                  3.1 Annual Salary. During the Term, Employer shall pay to Executive an initial base salary ("Base Salary") at an annual rate of $100,000 per year, subject to annual increases in an amount equal to not less than the greater of (a) the most recently reported annual positive change in the Consumer Price Index and (b) five percent (5%) of Executive's prior year's Base Salary further increased by any amount determined by the disinterested members of the Board of Directors of CHDT.

                  3.2      Bonus.
                           -----

                  (a) In addition to the Annual Salary, Executive shall be eligible to receive a bonus ("Bonus") in an amount equal to twenty percent (20%) of the net income of CPS determined in accordance with generally accepted accounting principals and payable ninety (90) days after the end of CPS' fiscal year.

                  (b) Employer shall provide Dato with a schedule (the "Bonus Schedule") showing the calculation of the Bonus, including the determination of net income. Employer shall provide Dato upon his request with the opportunity to review any work papers or other information relied upon by Employer in calculating the Bonus. For a period of ten (10) business days following receipt of the Bonus Schedule, Dato may dispute the calculation of the Bonus by providing CHDT and Employer with a statement of his disagreement, which sets forth in reasonable detail as the basis for his disagreement (the "Objection Notice"). Dato, Employer and CHDT shall attempt in good faith to settle the dispute. However, if the parties are unable to settle the disagreement within ten (10) business days following delivery of the Objection Notice, either Dato or CHDT shall have the right to present the dispute to an independent arbitrator experienced in such matters who shall settle such dispute in accordance with the rules of the American Arbitration Association. The cost of any such arbitration shall be borne by the losing party.

                  3.3 Withholding, Etc. The payment of Salary and Bonus hereunder shall be subject to applicable withholding and payroll taxes, and other such deductions as may be required by law or under Employer's employee benefit plan.

                  3.4 Other Benefits. Executive shall be entitled to receive the standard benefits afforded to other senior executives of CHDT and its subsidiaries, including, without limitation, health insurance, certain annual compensated absences for vacation, equity incentives, car allowance and an expense account.

         4.       TERMINATION.

                  4.1 Termination upon Death. If Executive dies during the Term, this Agreement shall terminate, except that Executive's legal representatives shall be entitled to receive at the times provided for herein (a) the Annual Salary earned up to the date of Executive's death and (b) unpaid Benefits and Bonuses accrued up to the date of Executive's death.

                  4.2 Termination Without Cause. Either party may terminate Executive's employment upon 30 days written notice to the other party; provided, however, that if Employer terminates Executive "Without Cause", he shall be entitled to Severance as set forth in Section 4.5.

                  4.3 Termination for Good Reason. Executive may terminate his employment hereunder for "Good Reason"; provided, however, that if Executive terminates his employment for "Good Reason", he shall be entitled to Severance as set forth in Section 4.5 . As used herein, "Good Reason" means:

         (i)ny act of constructive termination, including, without limitation, the assignment to Executive of duties inconsistent with the position of CEO and any substantial adverse change in Executive's position, including titles, authority or responsibility;

         (ii) failure by CHDT or CPS to comply with the terms of this Agreement or the Purchase Agreement; or

         (iii) requiring Executive without his consent to be based at any location other than his current offices in south Florida.

                  4.4 Termination for Cause. Employer may terminate Executive's employment at any time, upon written notice to Executive, for "Cause." As used herein, "Cause" means the conviction of Executive and the exhaustion of all appeals by a court of competent jurisdiction with respect to the following:

         (i) the intentional breach by Executive of any duty of loyalty owed by Executive in his capacities as an officer, director or shareholder of CPS or CHDT having a material adverse effect on CPS or CHDT;

         (ii) an act of fraud relating to CPS or CHDT;

         (iii) any criminal act involving moral turpitude; or

         (iv) gross negligence or intentional dereliction in the performance by Executive of his duties under this Agreement resulting in material damage to the business or reputation of CPS or CHDT after notice of such conduct in writing.

                  4.5 Severance. In the event that Executive's employment is terminated pursuant to Sections 4.2 or 4.3, then Executive shall be entitled to a severance payment in cash equal to three (3) times his annual Base Salary ("Severance"). Payment of this Severance shall be guaranteed by CHDT, which guarantee shall be secured by the pledge of shares of common stock of CHDT having a fair market value not less than the Severance.

                  4.6   Disability.   If  during  the  Term  Executive   becomes
physically or mentally disabled so that Executive is unable substantially to perform Executive's duties hereunder for (a) a period of 270 consecutive days, or (b) for shorter periods aggregating 270 days during any 365-day period, Employer may at any time after the last day of the nine consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of 270 days terminate Executive's employment under this Agreement by written notice to Executive. In the event that Executive's employment under this Agreement is terminated pursuant to this Section 4.6, Executive shall be entitled to receive (i) the Annual Salary earned up to the date of such termination, and (ii) unpaid Benefits and Bonuses accrued up to the date of such termination. Nothing in this Section 4.6 shall be deemed to extend the Term or to constitute a breach of this Agreement.

         5.       MISCELLANEOUS.

                  5.1 Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns. Notwithstanding the foregoing, Executive may not assign his rights or benefits or delegate any of his duties, hereunder without the prior written consent of Employer. Employer may assign its rights or benefits, or delegate any of its duties, hereunder without the prior written consent of Executive.


                  5.2 Provisions Severable. This Agreement is intended to be performed in accordance with, and to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the State of Florida. If any provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed modified, as to duration, territory or otherwise, so as to be enforceable in a manner such that its substantive effect is as similar as possible to the provision at issue consistent with rendering the remainder of this Agreement valid and enforceable. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  5.3 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions and agreements, written or oral, with respect thereto.

                  5.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by both parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any right, power or privilege hereunder, or any single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                  5.5 Governing Law and Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and enforcement of this Agreement or any action taken or held with respect to this Agreement may be taken in courts of Broward County, Florida or the federal courts of the southern district of Florida.

                  5.6 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one agreement.

                  5.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  5.8 Gender. Any pronoun used herein may be deemed to mean the corresponding masculine, feminine or neuter in form thereof and the singular form of any nouns and pronouns herein may be deemed to mean the corresponding plural and vice versa as the case may require.

                  5.9 Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement.

                  5.10 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid addressed as follows:

      To CHDT:          China Direct Trading Corporation
                10400 Griffin Road, #109
                  Cooper City, FL 33328
                                Attention:  Mr. Howard Ullman, President

      To CPS:           Complete Power Solutions Corporation
                                4100 North Powerline Road, Suite 0-3
                 Pompano Beach, FL 33073
                                Attention:  Mr. William Dato, President

      To Executive:             William Dato
                                4100 North Powerline Road, Suite 0-3
                 Pompano Beach, FL 33073
                                Attention:  Mr. William Dato, President

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         IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the date first written above.

                           CHINA DIRECT TRADING CORP.


                          By: _________________________
                                                   Name:  Howard Ullman
                                                   Title:  CEO and President


                         COMPLETE POWER SOLUTIONS CORP.


                         By: __________________________
                                                       Name:  William Dato
                                Title: President


                                            WILLIAM DATO


                                            ------------------------------
                           William Dato, individually